                                                                    EXHIBIT 10.1



                                 LOAN AGREEMENT

                                     Between

                      NASTECH PHARMACEUTICAL COMPANY, INC.

                                  as Borrower,

                                       and

                              SCHWARZ PHARMA, INC.,

                                    as Lender

                            Dated September 30, 2002

                                 LOAN AGREEMENT

        This LOAN AGREEMENT, dated as of September 30, 2002, is among NASTECH PHARMACEUTICAL COMPANY, INC., a Delaware corporation (the "Borrower"), and SCHWARZ PHARMA, INC., a Delaware corporation (the "Lender").

                              W I T N E S S E T H:

        WHEREAS, Borrower and Lender entered into that certain License and Supply Agreement, dated July 15, 1997 (as amended on November 24, 2000, the "License Agreement") in respect of the pharmaceutical product Nascobal; and

        WHEREAS, on September 30, 2002, Borrower and Lender entered into that certain Asset Purchase Agreement (the "Asset Purchase Agreement") for the sale to Borrower of Lender's right, title and interest in and to Nascobal arising under the License Agreement; and

        WHEREAS, Borrower desires to obtain a Loan from Lender in order to pay the unpaid portion of purchase price due to Lender pursuant to the Asset Purchase Agreement; and

        WHEREAS, Lender is willing, on the terms and subject to the conditions hereinafter set forth (including Article V), to make such Loan to Borrower;

        NOW THEREFORE, in consideration of the premises, the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

        SECTION 1.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

        "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power to vote 50% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners.

        "Agreement" means, on any date, this Loan Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

        "Annual Net Sales" means, for any Year, the Net Sales for such Year.

        "Business" means the development, manufacturing, marketing, sale and distribution of Nascobal in the Territory.

        "Business Day" means any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in Seattle, Washington or Milwaukee, Wisconsin.

        "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

        "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

        "Collateral" is defined in the Security Agreement.

        "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

        "Constating Documents" shall mean the certificate of incorporation and bylaws of Borrower.

        "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

        "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

        "Dollar" and the sign "$" mean lawful currency of the United States.

        "Effective Date" means the date this Agreement becomes effective pursuant to Section 7.8.

        "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

        "FDA" means the U.S. Food and Drug Administration or any successor thereto.

        "FDCA" means the Food, Drug and Cosmetic Act, 21 U.S.C. 1 et seq., as amended, or corresponding provisions of subsequent superseding federal laws.

        "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

        "Hazardous Material" means

               (a) any "hazardous substance," as defined by CERCLA;

               (b) any "hazardous waste," as defined by the Resource Conservation and Recovery Act, as amended;

               (c) any petroleum product; or

               (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

        "herein," "hereof," "hereto," "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

        "including" means including without limiting the generality of any description preceding such term.

        "Indebtedness" of any Person means, without duplication:

               (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

               (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

               (c) net liabilities of such Person under all interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates;

               (d) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

               (e) all Contingent Liabilities of such Person in respect of any of the foregoing.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

        "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

        "Loan Documents" means, collectively, this Agreement, the Note, the Security Agreement, the Trademark Security Agreement, the Patent Security Agreement, and each other agreement, certificate, document or instrument delivered in connection therewith.

        "Maturity Date" means September 30, 2006.

        "Nascobal" means an intranasal form of cyanocobalamin/vitamin B-12 in all dosage strengths and sizes that may, pursuant to applicable laws and regulations, be manufactured, marketed and sold in the Territory under the NDA, together with all expansions and improvements to, or any variations and deviations of, Nascobal which may be included in any supplement, modification or addition to the NDA, or any other application for marketing approval filed with the FDA.

        "NDA" means New Drug Application No. 19-722.

        "Net Sales" means, with respect to Nascobal, the gross amount invoiced to unrelated third parties for Nascobal in the Territory, less:

        (a)    trade and reasonable and customary cash discounts allowed;

        (b) refunds, rebates, chargebacks, retroactive price adjustments and any other allowances which effectively reduce the net selling price; and

        (c)    returns, credits and allowances.

Such amounts shall be determined from books and records maintained in accordance with GAAP, consistently applied.

        "Note" means a promissory note of Borrower payable to Lender, in the form of Exhibit A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the Loan Amount and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof, including, without limitation, pursuant to Section 2.2.

        "Obligations" means all obligations (monetary or otherwise) of Borrower arising under or in connection with this Agreement, the Note and each other Loan Document.

        "Patent Security Agreement" means the Patent Security Agreement, substantially in the form attached as Exhibit B to the Security Agreement.

        "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

        "Pension Plan" means a "pension plan," as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which Borrower or any corporation, trade or business that is, along with Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

        "Person" means any natural person, corporation, partnership, firm, limited liability company, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

        "Plan" means any Pension Plan or Welfare Plan.

        "Quarter" means, as the case may be, the three months ending on March 31, June 30, September 30 or December 31 in any Year.

         "Security Agreement" means agreements substantially in the form attached as Exhibit B hereto to be delivered at Closing by Borrower.

        "Subsidiary" means, with respect to any Person, any corporation, partnership, joint venture, business trust or similar entity of which more than 50% of the outstanding equity interest having ordinary voting power to elect a majority of the Board of Directors (or equivalent) of such entity, or to control the management or policy of such entity (irrespective of whether or not at the time equity interests of any other class or classes or type of such entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

        "Territory" means the United States and its territories and possessions.

        "Trademark Security Agreement" means the Trademark Security Agreement, substantially in the form attached as Exhibit A to the Security Agreement.

        "United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.

        "Welfare Plan" means a "welfare plan," as such term is defined in section 3(1) of ERISA.

        "Year" means the twelve months ending September 30 of each calendar year.

        SECTION 1.2. Other Defined Terms. The following terms are defined in the Sections or other areas indicated:

                Term                                              Section
                ----                                              -------
        Asset Purchase Agreement..............................    second recital
        Assignee Lender.......................................    7.10
        Borrower..............................................    preamble
        Event of Default......................................    6.1
        GAAP..................................................    1.5
        Indemnified Liabilities...............................    7.4
        Indemnified Parties...................................    7.4
        Lender................................................    preamble
        License Agreement.....................................    first recital
        Loan..................................................    2.1
        Loan Amount...........................................    2.1
        New License Agreement.................................    6.4
        Taxes.................................................    2.8

        SECTION 1.3. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each Note, Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document. Capitalized terms not defined herein shall have the meanings given them in the Asset Purchase Agreement.

        SECTION 1.4. Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

        SECTION 1.5. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, and all accounting determinations and computations hereunder or thereunder shall be made, in accordance with those generally accepted accounting principles in effect in the United States from time to time applied on a consistent basis ("GAAP").

                                   ARTICLE II

                                  LOAN AND NOTE

        SECTION 2.1. Loan. On the terms and subject to the conditions of this Agreement (including Article III), Lender agrees to loan to Borrower (the "Loan") an amount equal to $7,250,000 (the "Loan Amount").

        SECTION 2.2. Note. Lender's Loan shall be evidenced by a Note payable to the order of Lender in a principal amount equal to the Loan Amount.

        SECTION 2.3. Repayments and Prepayments. Borrower shall repay in full the unpaid principal amount of the Loan, and all accrued and unpaid interest owing thereon, on the Maturity Date. Prior thereto, Borrower:

               (a) shall make a scheduled repayment of the outstanding principal amount, if any, of the Loan on a semi-annual basis in accordance with the following schedule:

              March 31, 2003:             The lesser of (i) twenty percent (20%)
                                          of Net Sales for the preceding
                                          six-month period, or (ii) $1,375,000.

              September 30, 2003:         An amount equal to: (i) the greater
                                          of  $2,750,000 or twenty percent (20%)
                                          of Net Sales for the preceding
                                          twelve-month period; (ii) minus the
                                          amount paid by Borrower on March 31,
                                          2003.
              March 31, 2004:             The lesser of: (i) twenty percent
                                          (20%) of Net Sales for the preceding
                                          six-month period, or (ii) $1,000,000.
              September 30, 2004:         An amount equal to: (i) the greater
                                          of  $2,000,000 or twenty percent (20%)
                                          of Net Sales for the preceding
                                          twelve-month period; (ii) minus the
                                          amount paid by Borrower on March 31,
                                          2004.
              March 31, 2005              The lesser of: (i) twenty percent
                                          (20%) of Net Sales for the preceding
                                          six-month period, or (ii) $625,000.
              September 30, 2005:         An amount equal to: (i) the greater
                                          of  $1,250,000 or twenty percent (20%)
                                          of Net Sales for the preceding
                                          twelve-month period (ii) minus the
                                          amount paid by Borrower on March 31,
                                          2005.

              March 31, 2006              The lesser of: (i) twenty percent
                                          (20%) of Net Sales for the preceding
                                          six-month period, and (ii) 50% of the
                                          remaining unpaid portion of the Loan
                                          Amount.

              September 30, 2006:         An amount equal to the remaining
                                          unpaid portion of the  Loan Amount
                                          (after taking into account all
                                          payments made pursuant to the above
                                          schedule), plus any remaining accrued
                                          but unpaid interest thereon; provided
                                          that in no event shall the aggregate
                                          principal payments made by Borrower
                                          exceed the Loan Amount.

        Each Loan payment due under this Section 2.3(a) shall be calculated on the basis of Borrower's reasonable estimate of the Net Sales in respect of the applicable period preceding such payment date. To the extent that Borrower's estimate of the Net Sales for any six-month period is less than the actual Net Sales for such six-month period, the Loan payment due under this Section 2.3(a) in respect of the next succeeding six-month period shall be adjusted accordingly;

               (b) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, without any prepayment penalty, of the outstanding principal amount of the Loan; and

               (c) shall, immediately upon any acceleration of the Maturity Date of the Loan pursuant to Section 6.2 or Section 6.3, repay all of the unpaid principal amount of the Loan, unless, pursuant to Section 6.3, only a portion of the Loan is so accelerated.

        SECTION 2.4. Interest Provisions. Subject to Section 2.5, interest shall accrue on the outstanding Obligations hereunder at a rate of 7.5% per annum and shall be payable, without duplication:

               (a) on the Maturity Date;

               (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on the Loan; and

               (c) on that portion of the Loan which is accelerated pursuant to
        Section 6.2 or Section 6.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

        SECTION 2.5. Post-Maturity Rates. After the date any principal amount of the Loan is due and payable (whether on the Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of Borrower shall have become due and payable, Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to 15%.

        SECTION 2.6. Taxes. All payments by Borrower of principal of, and interest on, the Loan and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, including any imputed income taxes owed by Lender on account of the Loan but excluding franchise taxes, income taxes and any other taxes imposed on or measured by Lender's net income or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then Borrower will

               (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

               (b) promptly forward to the Lender an official receipt or other documentation satisfactory to Lender evidencing such payment to such authority; and

               (c) pay to Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by Lender will equal the full amount Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against Lender with respect to any payment received by Lender hereunder, Lender may pay such Taxes and Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had no such Taxes been asserted. If Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to Lender the required receipts or other required documentary evidence, Borrower shall indemnify Lender for any incremental Taxes, interest or penalties that may become payable by Lender as a result of any such failure.

        SECTION 2.7. Payments, Computations, etc. All payments by Borrower to Lender pursuant to this Agreement, the Note or any other Loan Document shall be made by Borrower without setoff, deduction or counterclaim, not later than 2:00 p.m., Milwaukee, Wisconsin time, on the date due, in same day or immediately available funds, to such account as Lender shall specify from time to time by notice to Borrower. Funds received after that time shall be deemed to have been received by Lender on the next succeeding Business Day. Any interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 365 days. Whenever any payment to be made hereunder shall be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business

Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

        SECTION 2.8. Application of Funds. Unless otherwise provided in this
Article 2, all funds received by the Lender in respect of the Loan under the Loan Documents shall be applied toward the Obligations as follows:

               (a) First, to the payment of all reasonable fees, charges and other sums (with the exception of principal and interest) due and payable to the Lender under the Note, this Agreement or the other Loan Documents at such time including, without limitation, all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Lender in or incidental to the collection of the Obligations hereunder or the powers and privileges of the Lender under this Agreement, the Note, or any of the other Loan Documents and in and towards the provision of adequate indemnity to the Lender against all taxes or Liens which by law shall have, or may have priority over the rights of the Lender in and to such funds;

               (b) Second, to the payment of the interest that is due and payable on the principal of the Note at the time of such payment; and

               (c) Third, to the payment of payments of principal on the Loan.

                                   ARTICLE III

                             CONDITIONS TO BORROWING

        SECTION 3.1. Conditions Precedent to the Loan. Lender's obligation to make the Loan hereunder is subject to the following conditions precedent, in each case in form and substance satisfactory to Lender:

               (a) Lender shall have received from Borrower a certificate, dated the date of the making of the Loan, of its authorized officer as to

                      (i) resolutions of its Board of Directors then in full
               force and effect authorizing the execution, delivery and performance of this Agreement, the Note, the Security Agreement, and each other Loan Document executed or to be executed by it; and

                      (ii) the incumbency and signatures of those of its
               officers authorized to act with respect to this Agreement, the Note, the Security Agreement, and each other Loan Document executed by it,

        upon which certificate Lender may conclusively rely until it shall have received a further certificate of Borrower canceling or amending such prior certificate.

               (b) Lender shall have received its Note duly executed and delivered by Borrower.

               (c) Lender shall have received from Borrower an executed copy of the Security Agreement, the Trademark Security Agreement and the Patent Security Agreement.

               (d) Lender shall have received Uniform Commercial Code financing statements (Form UCC-1), naming Borrower as the debtor and Lender as the secured party, or other similar instruments or documents, properly executed and suitable for filing under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of Lender, desirable to perfect the security interest of Lender pursuant to the Loan Agreement.

               (e) The conditions set forth in Sections 7.1 through 7.3 of the Asset Purchase Agreement to the obligations of the Borrower to consummate the Asset Purchase shall have been satisfied in full (without amendment or waiver of, or any other forbearance to exercise any rights with respect to, any of the terms or provisions thereof by the Borrower), and the transactions contemplated in the Asset Purchase Agreement shall have been consummated.

               (f) All documents executed or submitted pursuant hereto by or on behalf of Borrower shall be reasonably satisfactory in form and substance to Lender.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

        In order to induce Lender to enter into this Agreement and to make the Loan hereunder, Borrower represents and warrants unto Lender as set forth in this Article IV.

        SECTION 4.1. Organization, Qualifications and Corporate Power, etc.

               (a) Borrower is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except where the failure to be so qualified or in good standing would not have a material adverse effect on Borrower. Borrower has the power and authority (i) to own and hold its properties and to carry on its business as now conducted and as currently proposed to be conducted and (ii) to execute, deliver and perform this Agreement and each other Loan Document.

               (b) Except for Atossa HealthCare, Inc. ("Atossa"), Borrower has no Subsidiaries.

        SECTION 4.2. Authorization of Agreements, etc. The execution and delivery by Borrower of this Agreement and each other Loan Document and the performance by Borrower of its obligations hereunder and thereunder, including the issuance and delivery of the Note, have been duly authorized by all requisite action and will not (a) violate (i) any existing provision of law, rule or regulation to which Borrower is subject, (ii) any existing order or decree of any court or other agency of government to which Borrower is subject,
(iii) Borrower's Constating Documents, (iv) any provision of any indenture, agreement, contract or other instrument to which Borrower, or any of its properties or assets is bound; or (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement, contract or other instrument; or (c) result in the creation or imposition of any Lien upon any of the properties or assets of Borrower, other than pursuant to the Security Agreement.

        SECTION 4.3. Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by Borrower of this Agreement, the Note or any other Loan Document. Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        SECTION 4.4. Validity, etc. This Agreement constitutes, and the Note and each other Loan Document executed by Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally.

        SECTION 4.5. Litigation; Compliance with Law. Except as disclosed on Borrower's public filings with the Securities and Exchange Commission, there is no (i) action, suit, claim, proceeding or investigation pending or, to Borrower's best knowledge, threatened against or affecting Borrower, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, , except for (A) matters that are fully covered by insurance (subject to customary deductibles), and (B) matters that, if decided adversely to Borrower, reasonably could not be expected to have a material adverse effect on Borrower, (ii) arbitration proceeding relating to Borrower pending under collective bargaining agreements or otherwise, except for (A) matters that are fully covered by insurance (subject to customary deductibles), and (B) matters that, if decided adversely to Borrower, reasonably could not be expected to have a material adverse effect on Borrower, or (iii) governmental inquiry pending or, to Borrower's best knowledge, threatened against or affecting Borrower (including, without limitation, any inquiry as to the qualification of Borrower to hold or receive any license or permit, except for matters that, if decided adversely to Borrower, reasonably could not be expected to have a material adverse effect on Borrower), and to Borrower's best knowledge there is no basis for any of the foregoing. Borrower is not in default with respect to any order, writ, injunction or decree known to or served upon Borrower of any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign including, without limitation, FDA. Borrower has complied in all respects with all laws, rules, regulations and orders applicable to its business, operations, properties, assets, products and services, except to the extent that noncompliance could not reasonably be expected to have a material adverse effect on Borrower, and Borrower has all necessary permits, licenses and other authorizations required to conduct its business as conducted and as currently proposed to be conducted, except to the extent that the failure to have such permits, licenses or other authorizations could not reasonably be expected to have a material adverse effect on Borrower.

Borrower is not aware of its non-compliance with any existing or proposed law, rule, regulation or order, whether federal or state, which noncompliance could reasonably be expected to have a material adverse effect on Borrower.

        SECTION 4.6. Title to Properties. Borrower has good and marketable title to the Collateral and its other properties and assets and the Collateral and all such properties and assets are free and clear of all Liens, except for Liens permitted pursuant to Section 5.2.4.

        SECTION 4.7. Taxes.

               (a) Borrower has filed all material tax returns, federal, state, county, local and foreign, required to be filed by it, as well as all informational returns required of it. All material amounts of taxes shown as due on all such returns have been paid or are being contested in good faith. Each such material return and filing is true and correct in all material respects and Borrower neither has nor will have any additional material liability for taxes with respect to any return or other filing heretofore filed or which was required by law to be filed. All taxes which Borrower is required by law to withhold or collect, including sales and use taxes, and amounts required to be withheld for taxes of employees, have been duly withheld or collected and, to the extent required, have been paid over to the proper governmental authorities or are held in separate bank accounts for such purpose, other than the failure to withhold, collect or pay any amounts which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on Borrower. All such taxes with respect to which Borrower has become obligated pursuant to elections made by Borrower in accordance with generally accepted practice have been paid and adequate reserves have been established for all taxes accrued but not yet payable.

               (b) The federal income tax returns of Borrower have never been audited by the Internal Revenue Service and there are no extensions of statutes of limitations other than those that result from late filed returns. No deficiency assessment with respect to or proposed adjustment of Borrower's federal, state, county or local taxes is pending or, to Borrower's best knowledge, threatened, and Borrower is not aware of any fact which would constitute grounds for the assessment of any additional material taxes by any taxing authority with respect to the taxable years of Borrower beginning on or before the date hereof. Borrower has not granted or been requested to grant waivers of any statutes of limitations applicable to any material claim for taxes. There is no tax lien, whether imposed by any Federal, state, county or local taxing authority, outstanding against the assets, properties or business of Borrower.

        SECTION 4.8. Pension and Welfare Plans. During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the date of the making of the Loans hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by Borrower or any member of the Controlled Group of any material liability, fine or penalty. Neither Borrower nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

                                   ARTICLE V

                                    COVENANTS

        SECTION 5.1. Affirmative Covenants. Borrower agrees with Lender that, until all Obligations have been paid and performed in full, Borrower will perform the obligations set forth in this Section 5.1.

        SECTION 5.1.1. Existence. Except as permitted by Section 5.2.1., Borrower will maintain its existence, rights and franchises in full force and effect.

        SECTION 5.1.2. Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and will, upon request of the Lender, furnish to the Lender at reasonable intervals a certificate of an authorized officer of the Borrower setting forth the nature and extent of all insurance maintained by the Borrower and its Subsidiaries in accordance with this Section.

        SECTION 5.1.3. Compliance with Laws. Borrower will comply, and cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations and orders, including Environmental Laws and ERISA, noncompliance with which could reasonably be expected to materially adversely affect its business or condition, financial or otherwise. Each of Borrower and its Subsidiaries will obtain all consents, approvals, licenses and permits required by federal, state, local and foreign law to carry on its business, except for such consents, approvals, licenses and permits which, if lacking, could not reasonably be expected to have a materially adverse effect on Borrower.

        SECTION 5.1.4. Taxes. Borrower will pay and discharge, and cause each of its Subsidiaries to pay and discharge, promptly all taxes, assessments and governmental charges or levies imposed upon it or its income or profits or in respect of its property, before the same shall become in default, as well as all lawful claims for labor and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that Borrower shall not be required to pay and discharge or to cause to be paid and discharged any tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and Borrower shall set aside on its books such reserves as are required by GAAP with respect to any such tax, assessment, charge, levy or claim so contested.

        SECTION 5.1.5. Further Assurances. Borrower will cure promptly or will cause any or all of its Subsidiaries to cure promptly any defects in the creation and issuance of the Note and in the execution and delivery of this Agreement and any other Loan Document, Borrower, at its reasonable expense, will promptly execute and deliver or will cause any or all of its Subsidiaries to execute and deliver promptly to Lender upon request all such other and further documents, agreements and instruments in compliance with or pursuant to its covenants and agreements herein, and obtain any consents and take any further action as may be reasonably necessary or appropriate in connection therewith.

        SECTION 5.1.6. Default Notice. Borrower shall furnish, or shall cause to be furnished, to Lender as soon as practicable and in any event within five Business Days after Borrower becomes aware of the occurrence of each Default a statement setting forth details of such Default and the action that Borrower has taken and proposes to take with respect thereto.

        SECTION 5.1.7. Financial Information, Reports, Notices, etc. Borrower will furnish, or will cause to be furnished, to the Lender copies of the following financial statements, reports, notices and information:

               (a) immediately upon becoming aware of the institution of any steps by the Borrower or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto; and

               (b) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as the Lender may from time to time reasonably request.

        SECTION 5.1.8. Records and Audit. Borrower and its Affiliates shall keep full, true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amounts payable to Lender under Section 2.3(a). Such books of account shall be kept at Borrower's principal place of business or the principal place of business of the appropriate Affiliate of Borrower to which this Agreement relates. Such books and the supporting data shall be open, at all reasonable times and upon reasonable notice during the term of this Agreement and for two Years after its termination, to the inspection of a firm of certified public accountants selected by Lender and reasonably acceptable to Borrower, for the limited purpose of verifying Borrower's payments under Section 2.3(a); provided, however, that such examination shall not take place more often than once each Year and shall not cover more than the preceding three Years, with no right to audit any period previously audited. Except as otherwise provided in this Section, the cost of any such examination shall be paid by Lender. In the event that any such inspection reveals a deficiency in excess of five percent (5%) of the reported royalty for the period covered by the inspection, Borrower shall promptly pay Lender the deficiency, plus interest, and shall reimburse Lender for the reasonable fees and expenses paid to such accountants in connection with their inspection. The parties agree that neither party shall be required to retain books and records with respect to the above other than books and records relating to the current Year and the immediately preceding three Years.

        SECTION 5.1.9. Net Sales Reports. In any Quarter, Borrower shall, within 30 days after the end of each Quarter, deliver to Lender true and accurate reports, certified by an authorized officer of Borrower, setting forth the actual Net Sales for such Quarter.

        SECTION 5.2. Negative Covenants. Borrower agrees with Lender that, until all Obligations have been paid and performed in full, Borrower will comply with the restrictions set forth in this Section 5.2.

        SECTION 5.2.1. Consolidation, Merger, etc. Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, or consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) except

               (a) any such Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, Borrower or any other Subsidiary, and the assets or stock of any Subsidiary may be purchased or otherwise acquired by Borrower or any other Subsidiary; and

               (b) so long as no Default has occurred and is continuing or would occur after giving effect thereto, Borrower or any of its Subsidiaries may purchase all or substantially all of the assets of any Person, or acquire such Person by merger.

        The foregoing notwithstanding, Atossa may liquidate or dissolve voluntarily into, and may merge with and into, any other Person, and the assets or stock of Atossa may be purchased or otherwise acquired by any other Person; provided, in each case that, at the time of any such transaction, Atossa does not hold any assets comprising or rights material to the Business.

        SECTION 5.2.2. Modification of Certain Agreements. Borrower will not and will not permit its Subsidiaries to enter into, or consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, any agreement that relates to Nascobal if the effect could reasonably be expected to be materially adverse to the Business.

        SECTION 5.2.3. Transactions with Affiliates. Other than arrangements disclosed in Borrower's most recent Form 10-Q filed with the Securities and Exchange Commission, Borrower will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates unless such arrangement or contract is fair and equitable to Borrower or such Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of Borrower or such Subsidiary with a Person which is not one of its Affiliates.

        SECTION 5.2.4. Liens. Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon the Collateral except:

               (a) Liens granted or permitted under the Loan Documents;

               (b) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

               (c) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

               (d) judgment Liens in existence less than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with nationally recognized insurance companies; and

               (e) implied or express licenses pursuant to any agreements entered into in the ordinary course for the day-to-day operation of the Business, as described under Section 5.2.2.

        SECTION 5.2.5. Asset Dispositions, etc. Except as provided in Section 5.2.1, neither Borrower nor any of its Subsidiaries will sell, transfer, lease, contribute or otherwise convey, or grant options or other rights with respect to, all or substantially all of its assets or all or any material part of the Business, in each case other than the sale of product in the ordinary course of business.

        SECTION 5.2.6. Negative Pledges, Restrictive Agreements, etc. Neither Borrower nor any of its Subsidiaries will enter into any agreement (excluding this Agreement and any other Loan Document) prohibiting or restricting the creation or assumption of any Lien upon any item of Collateral or the ability of Borrower to amend or otherwise modify this Agreement or any other Loan Document or to perform its obligations hereunder and thereunder.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

        SECTION 6.1. Listing of Events of Default. Each of the following events or occurrences described in this Section 6.1 shall constitute an "Event of Default".

        SECTION 6.1.1. Non-Payment of Obligations. Borrower shall default in the payment when due of any principal of or interest on any Loan (and such default shall continue for five days from such due date), or Borrower shall default in the payment when due of any other Obligation (and such default shall continue unremedied for a period of 20 days after notice thereof shall have been given to Borrower by Lender).

        SECTION 6.1.2. Breach of Warranty. Any representation or warranty of Borrower made hereunder or in any other Loan Document or any other writing or certificate furnished by or on behalf of Borrower to Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article III) is or shall be false when made in any material respect.

        SECTION 6.1.3. Non-Performance of Certain Covenants and Obligations. Borrower shall default in the due performance and observance of any of its obligations under Section 5.1.6 or Section 5.2.

        SECTION 6.1.4. Non-Performance of Other Covenants and Obligations. Borrower shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to Borrower by Lender.

        SECTION 6.1.5. Default on Other Indebtedness. A default shall occur in the payment due upon the final stated maturity of any Indebtedness (other than Indebtedness described in Section 6.1.1) of Borrower having a principal amount in excess of $250,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness.

        SECTION 6.1.6. Judgments. Any judgment or order for the payment of money in excess of $250,000 not covered by insurance shall be rendered against Borrower or any of its Subsidiaries and either

               (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

               (b) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

        SECTION 6.1.7. Pension Plans. Any of the following events shall occur with respect to any Pension Plan

               (a) the institution of any steps by Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $250,000; or

               (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.

        SECTION 6.1.8. Bankruptcy, Insolvency, etc. Borrower or any of its Subsidiaries shall

               (a) generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

               (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for Borrower or any of its Subsidiaries or any property of any thereof, or make a general assignment for the benefit of creditors;

               (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for Borrower or any of its Subsidiaries or for a substantial part of its property and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that Borrower and each Subsidiary hereby expressly authorizes Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend its rights under the Loan Documents;

               (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of Borrower or any of its Subsidiaries, and, if any such case or proceeding is not commenced by Borrower or each Subsidiary, such case or proceeding shall be consented to or acquiesced in by Borrower or such Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that Borrower and each Subsidiary hereby expressly authorizes Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

               (e) take any action authorizing, or in furtherance of, any of the foregoing.

        SECTION 6.1.9. Impairment of Security, etc. Any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of Borrower or any Lien securing any Obligation shall, in whole or in part, cease to be a perfected Lien, subject only to those exceptions expressly permitted by such Loan Document.

        SECTION 6.2. Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 6.1.8 shall occur, all of the outstanding principal amount of the Loan and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

        SECTION 6.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section 6.1.8) shall occur for any reason, whether voluntary or involuntary, and be continuing, Lender may by notice to Borrower declare all or any portion of the outstanding principal amount of the Loan and other Obligations to be due and payable, whereupon the full unpaid amount of such Loan and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment.

        SECTION 6.4. Reinstatement Option. From time to time after the occurrence of an Event of Default, Lender may, at its option (to be exercised in its sole discretion), require Borrower to grant Lender the exclusive right to distribute Nascobal in the Territory (the "Reinstatement Option") by sending Borrower a written notice stating that Lender has exercised such Reinstatement Option. In the event that Lender exercises the Reinstatement Option, Lender and Borrower shall, promptly and, in any event, within 10 Business Days, negotiate in good faith a mutually acceptable license and supply agreement (the "New License Agreement") which shall be in form and substance substantially the same as the License Agreement; provided, however, that the New License Agreement shall provide that:

               (a) Lender, as distributor, shall be entitled to 100% of the Net Sales generated from Lender's distribution and sale of Nascobal,

               (b) Lender may require that the manufacture of the Products is transferred to its manufacturing facility. Borrower will do all things to assist Lender to effect such manufacturing transfer,

               (c) Lender's net profits, calculated on a post-Tax (including Taxes measured by Lender's income, but excluding Taxes that would have been owing had such Obligations otherwise been paid hereunder) basis shall offset the Obligations then owing hereunder, and

               (d) the New License Agreement shall terminate after all Obligations then owing hereunder are offset as described in clause (c) above.

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

        SECTION 7.1. Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by Borrower and Lender. No failure or delay on the part of Lender or the holder of any Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by Lender or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

        SECTION 7.2. Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted and electronically confirmed.

        SECTION 7.3. Payment of Costs and Expenses. Subject to Section 2.6, Borrower agrees to pay, and to save Lender harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the borrowings hereunder, or the issuance of the Note or any other Loan Documents. Borrower also agrees to reimburse Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and reasonable legal expenses in excess of $10,000 in the aggregate) incurred by Lender in connection with (x) the negotiation of any restructuring or "work-out," whether or not consummated, of any Obligations and (y) the enforcement of any Obligations or any Loan Document.

        SECTION 7.4. Indemnification. In consideration of the execution and delivery of this Agreement by Lender and the making of the Loan, Borrower hereby indemnifies, exonerates and holds Lender and its officers, directors, employees and agents (collectively, the "Indemnified Parties"), irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought, free and harmless from and against any and all losses, costs, liabilities and damages, and expenses, including reasonable attorneys' fees and reasonable disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, arising out of, or relating to (i) any breach by Borrower of this Agreement or any other Loan Document, (ii) the enforcement by Lender of the terms of this Agreement or any other Loan Agreement, or (iii) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by Borrower or any of its Subsidiaries of any Hazardous Material, except, in each case, for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

        SECTION 7.5. Survival. The obligations of Borrower under Section 7.4(iii) shall survive any termination of this Agreement and the payment in full of all Obligations for a period of three years.

        SECTION 7.6. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

        SECTION 7.7. Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

        SECTION 7.8. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of Borrower and Lender.

        SECTION 7.9. Governing Law; Entire Agreement. THIS AGREEMENT, THE NOTE AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A

CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS GRANTED HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. This Agreement, the Note and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

        SECTION 7.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

               (a) Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of Lender;

               (b) Lender may assign to any Person (each Person to whom such assignment and delegation is to be made being hereinafter referred to as an "Assignee Lender"), all or any fractional share of Lender's total Loans; provided, that such fractional share shall not be less than 25% of the Loan; provided, however, that Borrower shall be entitled to continue to deal solely and directly with Lender in connection with the interests so assigned to an Assignee Lender until written notice of such assignment, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to Borrower by Lender and such Assignee Lender. Within three Business Days after its receipt of notice of any such assignment, Borrower shall execute and deliver to the Assignee Lender a new Note evidencing such Assignee Lender's assigned Loans and, if the assignor Lender has retained Loans hereunder, a replacement Note to the assignor Lender in the principal amount of the Loans retained by the assignor Lender hereunder (such Note to be in exchange for, but not in payment of, that Note then held by such assignor Lender).

               (c) The Lender may at any time sell to one or more Persons (each such Person a "Participant") participating interests in the Loan or other interests of Lender hereunder; provided, however that (i) no such participation shall relieve such Lender from its obligations hereunder or under any Loan Document, (ii) Borrower shall continue to deal solely and directly with the Lender in connection with this Agreement and the other Loan Documents, and (iii) Borrower shall not be required to pay any amount hereunder that is greater than the amount the Borrower would have had to pay had such participation not taken place.

        SECTION 7.11. Other Transactions. Nothing contained herein shall preclude Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with Borrower or any of its Affiliates in which Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

        SECTION 7.12. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS

AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LENDER OR THE BORROWER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE LENDER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

        SECTION 7.13. Waiver of Jury Trial. LENDER AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF LENDER OR BORROWER. BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

                [REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                            NASTECH PHARMACEUTICAL COMPANY, INC.

                                            By: /s/ Gregory Weaver
                                               Name: Gregory Weaver
                                               Title: CFO

                                            Address:    3450 Monte Villa Parkway
                                                        Bothell, WA 98021

                                            Facsimile:  (425) 908-3650
                                            Attention:  President


                                            SCHWARZ PHARMA, INC.

                                            By: /s/ Ron Stratton
                                               Dr. Ron Stratton
                                               President and COO

                                            Address:    6140 W. Executive Drive
                                                        Mequon, Wisconsin 53092

                                            Facsimile:  (262) 242-1641
                                            Attention:  General Counsel

                                                                       EXHIBIT A

                                      NOTE

                                                              September 30, 2002

        FOR VALUE RECEIVED, the undersigned, NASTECH PHARMACEUTICAL COMPANY, INC., a Delaware corporation (the "Borrower"), unconditionally promises to pay to the order of SCHWARZ PHARMA, INC., a Delaware corporation (the "Lender") the principal sum of $7,250,000 or, if less, the aggregate unpaid principal amount of all Loans made by Lender pursuant to that certain Loan Agreement, dated as of September 30, 2002 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Loan Agreement"), between Borrower and Lender, payable on the Maturity Date (as defined in the Loan Agreement).

        The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Loan Agreement.

        The outstanding principal of this Note and unpaid accrued interest may be prepaid, in whole or in part without penalty, from time to time on any Business Day in accordance with Loan Agreement.

        Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to such account or accounts as are designated by Lender by a written notice given pursuant to the Loan Agreement.

        This Note is a Note referred to in, and evidences Indebtedness incurred under, the Loan Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be immediately due and payable. Unless otherwise defined, terms used herein have the meanings provided in the Loan Agreement.

        All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                              [Signature next page]

                                        NASTECH PHARMACEUTICAL
                                        COMPANY, INC.



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                TABLE OF CONTENTS


                                                                                         PAGE
ARTICLE I         DEFINITIONS AND ACCOUNTING TERMS..........................................1

        SECTION 1.1.         Defined Terms..................................................1

        SECTION 1.2.         Other Defined Terms............................................6

        SECTION 1.3.         Use of Defined Terms...........................................6

        SECTION 1.4.         Cross-References...............................................6

        SECTION 1.5.         Accounting and Financial Determinations........................6

ARTICLE II        LOAN AND NOTE.............................................................7

        SECTION 2.1.         Loan...........................................................7

        SECTION 2.2.         Note...........................................................7

        SECTION 2.3.         Repayments and Prepayments.....................................7

        SECTION 2.4.         Interest Provisions............................................8

        SECTION 2.5.         Post-Maturity Rates............................................9

        SECTION 2.6.         Taxes..........................................................9

        SECTION 2.7.         Payments, Computations, etc....................................9

        SECTION 2.8.         Application of Funds..........................................10

ARTICLE III       CONDITIONS TO BORROWING..................................................10

        SECTION 3.1.         Conditions Precedent to the Loan..............................10

ARTICLE IV        REPRESENTATIONS AND WARRANTIES...........................................11

        SECTION 4.1.         Organization, Qualifications and Corporate Power, etc.........11

        SECTION 4.2.         Authorization of Agreements, etc..............................11

        SECTION 4.3.         Government Approval, Regulation, etc..........................12

        SECTION 4.4.         Validity, etc.................................................12

        SECTION 4.5.         Litigation; Compliance with Law...............................12

        SECTION 4.6.         Title to Properties...........................................13

        SECTION 4.7.         Taxes.........................................................13

        SECTION 4.8.         Pension and Welfare Plans.....................................13

ARTICLE V         COVENANTS................................................................14

        SECTION 5.1.         Affirmative Covenants.........................................14

               SECTION 5.1.1.       Existence..............................................14



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

                                TABLE OF CONTENTS
                                   (continued)


                                                                                         PAGE
               SECTION 5.1.2.       Insurance..............................................14

               SECTION 5.1.3.       Compliance with Laws...................................14

               SECTION 5.1.4.       Taxes..................................................14

               SECTION 5.1.5.       Further Assurances.....................................14

               SECTION 5.1.6.       Default Notice.........................................15

               SECTION 5.1.7.       Financial Information, Reports, Notices, etc...........15

               SECTION 5.1.8.       Records and Audit......................................15

               SECTION 5.1.9.       Net Sales Reports......................................16

        SECTION 5.2.         Negative Covenants............................................16

               SECTION 5.2.1.       Consolidation, Merger, etc.............................16

               SECTION 5.2.2.       Modification of Certain Agreements.....................16

               SECTION 5.2.3.       Transactions with Affiliates...........................16

               SECTION 5.2.4.       Liens..................................................16

               SECTION 5.2.5.       Asset Dispositions, etc................................17

               SECTION 5.2.6.       Negative Pledges, Restrictive Agreements, etc..........17

ARTICLE VI        EVENTS OF DEFAULT........................................................17

        SECTION 6.1.         Listing of Events of Default..................................17

               SECTION 6.1.1.       Non-Payment of Obligations.............................17

               SECTION 6.1.2.       Breach of Warranty.....................................17

               SECTION 6.1.3.       Non-Performance of Certain Covenants and
                                    Obligations............................................18

               SECTION 6.1.4.       Non-Performance of Other Covenants and Obligations.....18

               SECTION 6.1.5.       Default on Other Indebtedness..........................18

               SECTION 6.1.6.       Judgments..............................................18

               SECTION 6.1.7.       Pension Plans..........................................18

               SECTION 6.1.8.       Bankruptcy, Insolvency, etc............................18

               SECTION 6.1.9.       Impairment of Security, etc............................19

        SECTION 6.2.         Action if Bankruptcy..........................................19

        SECTION 6.3.         Action if Other Event of Default..............................19

        SECTION 6.4.         Reinstatement Option..........................................19



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

                                TABLE OF CONTENTS
                                   (continued)


                                                                                         PAGE
ARTICLE VII       MISCELLANEOUS PROVISIONS.................................................20

        SECTION 7.1.         Waivers, Amendments, etc......................................20

        SECTION 7.2.         Notices.......................................................20

        SECTION 7.3.         Payment of Costs and Expenses.................................20

        SECTION 7.4.         Indemnification...............................................21

        SECTION 7.5.         Survival......................................................21

        SECTION 7.6.         Severability..................................................21

        SECTION 7.7.         Headings......................................................21

        SECTION 7.8.         Execution in Counterparts, Effectiveness, etc.................21

        SECTION 7.9.         Governing Law; Entire Agreement...............................21

        SECTION 7.10.        Successors and Assigns........................................22

        SECTION 7.11.        Other Transactions............................................22

        SECTION 7.12.        Forum Selection and Consent to Jurisdiction...................22

        SECTION 7.13.        Waiver of Jury Trial..........................................23



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